EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 9, 2004, accompanying the financial statements of Technology Rentals and Services included in this Form 8-K/A of McGrath RentCorp and Subsidiary. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of McGrath RentCorp and Subsidiary on Forms S-8 (File No. 333-06112 and File No. 333-74089).

/s/    Grant Thornton LLP

San Francisco, California

August 3, 2004